Exhibit 99.9

	FX Rate
	33.540	Spot
	31.730	2015 Avg
	30.311	2014 Avg

IMOS Financial Forecasts

	2015E	2016E	2017E	2018E	2019E	2020E

Revenue	$626.2	$594.2	$674.4	$769.2	$810.5	$845.1
% Growth	(13.7%)	(5.1%)	13.5%	14.1%	5.4%	4.3%

Cost of Goods Sold	495.9	493.7	543.3	599.4	623.1	642.4

Gross Profit	$130.3	$100.5	$131.1	$169.9	$187.4	$202.7
% Margin	20.8%	16.9%	19.4%	22.1%	23.1%	24.0%

Operating Expenses
Research & Development	23.6	25.1	25.0	25.2	25.3	25.5
Sales & Marketing	3.0	2.5	2.4	2.3	2.2	2.2
General and Administrative[1]	25.8	22.4	28.1	31.7	32.9	33.9
Total Operating Expenses	52.3	50.0	55.5	59.2	60.5	61.6

Operating Income	$78.0	$50.5	$75.6	$110.7	$126.9	$141.1
% Margin	12.4%	8.5%	11.2%	14.4%	15.7%	16.7%

Other Non-Operating Income (Expense)
Interest Income		3.9	3.4	3.1	3.3	3.5
Foreign Exchange Gain (Loss)		0.0	0.0	0.0	0.0	0.0
Other Gain (Loss)		(0.2)	(0.1)	0.1	0.2	0.2
Interest Expenses		(5.9)	(4.2)	(2.7)	(1.3)	(0.7)
Total Other Non-Operating Income (Expense)	10.7	(2.2)	(0.8)	0.5	2.2	3.1

Profit Before Taxes	$88.6	$48.3	$74.7	$111.2	$129.1	$144.2

Income Tax Expense[2]	26.3	18.5	17.9	25.1	29.8	33.6
% Tax Rate	29.7%	38.3%	23.9%	22.6%	23.1%	23.3%

Consolidated Net Income	$62.3	$29.8	$56.8	$86.1	$99.3	$110.6
% Margin	9.9%	5.0%	8.4%	11.2%	12.3%	13.1%

Non-Controlling Interest	29.9	15.2	28.6	43.1	49.6	55.1

Net Income Available to IMOS	$32.4	$14.6	$28.3	$42.9	$49.7	$55.5

Diluted Shares Outstanding	27.683	27.683	27.683	27.683	27.683	27.683

Diluted Earnings per Share	$1.17	$0.53	$1.02	$1.55	$1.79	$2.01

Operating Income	$78.0	$50.5	$75.6	$110.7	$126.9	$141.1
Depreciation	95.1	105.9	121.0	129.0	131.5	136.3
Amortization	0.1	0.1	0.1	0.1	0.1	0.1

EBITDA	$173.1	$156.5	$196.7	$239.8	$258.5	$277.5
% Margin	27.6%	26.3%	29.2%	31.2%	31.9%	32.8%

Capital Expenditures	$114.9	$131.8	$262.8	$117.7	$108.3	$134.6
% of Revenue	18.3%	22.2%	39.0%	15.3%	13.4%	15.9%

Adjustments
Merger Consultants	17%	$4.2
Impact on Tax Expense		$0.7

Source: ChipMOS Taiwan Management

Note: 2015 financials converted using average historical exchange rate for 2015 of 31.730 NTD per USD and other projected financials converted using assumed exchange rate of 33.540 NTD per USD

[1]	2016E General and Administrative expense excludes one-time merger expenses
[2]	Income Tax Expense for 2016E adjusted for merger consultants expense

	FX Rate
	33.540	Spot
	31.730	2015 Avg
	30.311	2014 Avg

ChipMOS Taiwan Financial Forecasts

	2015E	2016E	2017E	2018E	2019E	2020E

Revenue	$626.2	$594.2	$674.4	$769.2	$810.5	$845.1
% Growth	(13.7%)	(5.1%)	13.5%	14.1%	5.4%	4.3%

Cost of Goods Sold	497.4	495.1	544.7	600.8	624.5	643.8

Gross Profit	$128.9	$99.1	$129.7	$168.5	$186.0	$201.3
% Margin	20.6%	16.7%	19.2%	21.9%	22.9%	23.8%

Operating Expenses
Research & Development	23.6	25.1	25.0	25.2	25.3	25.5
Sales & Marketing	3.0	2.5	2.4	2.3	2.2	2.2
General and Administrative[1]	21.0	19.1	24.0	27.3	28.2	28.8
Total Operating Expenses	47.6	46.7	51.5	54.8	55.8	56.5

Operating Income	$81.3	$52.4	$78.2	$113.7	$130.2	$144.8
% Margin	13.0%	8.8%	11.6%	14.8%	16.1%	17.1%

Other Non-Operating Income (Expense)
Interest Income	1.8	3.9	3.4	3.1	3.3	3.5
Foreign Exchange Gain (Loss)	4.3	0.0	0.0	0.0	0.0	0.0
Other Gain (Loss)	6.9	2.3	2.5	2.6	2.8	2.8
Interest Expenses	(4.0)	(5.9)	(4.2)	(2.7)	(1.3)	(0.7)
Total Other Non-Operating Income (Expense)	9.0	0.3	1.7	3.1	4.8	5.7

Profit Before Taxes	$90.2	$52.8	$79.9	$116.8	$135.0	$150.5

Income Tax Expense[2]	18.8	13.7	14.7	21.0	24.4	27.3
% Tax Rate	20.8%	26.0%	18.4%	18.0%	18.0%	18.1%

Consolidated Net Income	$71.5	$39.0	$65.2	$95.8	$110.6	$123.2
% Margin	11.4%	6.6%	9.7%	12.5%	13.7%	14.6%

Non-Controlling Interest	1.2	0.0	0.0	0.0	0.0	0.0

Net Income Available to ChipMOS Taiwan	$70.3	$39.0	$65.2	$95.8	$110.6	$123.2

Diluted Shares Outstanding	887.299	1,195.556	1,195.556	1,195.556	1,195.556	1,195.556

Diluted Earnings per Share	$0.08	$0.03	$0.05	$0.08	$0.09	$0.10

Operating Income	$81.3	$52.4	$78.2	$113.7	$130.2	$144.8
Depreciation	95.1	105.9	121.0	129.0	131.5	136.3
Amortization	0.1	0.1	0.1	0.1	0.1	0.1

EBITDA	$176.4	$158.4	$199.3	$242.8	$261.8	$281.2
% Margin	28.2%	26.7%	29.6%	31.6%	32.3%	33.3%

Capital Expenditures	$114.9	$131.8	$262.8	$117.7	$108.3	$134.6
% of Revenue	18.3%	22.2%	39.0%	15.3%	13.4%	15.9%

Adjustments
Merger Consultants	17%	$1.9
Impact on Tax Expense		$0.3

Source: ChipMOS Taiwan Management

Note: ChipMOS Taiwan Financial Forecasts represent projected financials for the company post-merger, where ChipMOS Taiwan is the remaining entity and excludes several IMOS specific operating expenses and IMOS specific tax expense; 2015 financials converted using average historical exchange rate for 2015 of 31.730 NTD per USD and other projected financials converted using assumed exchange rate of 33.540 NTD per USD

[1]	2016E General and Administrative expense excludes one-time merger expenses
[2]	Income Tax Expense for 2016E adjusted for merger consultants expense

	FX Rate
	33.540	Spot
	31.730	2015 Avg
	30.311	2014 Avg

Pro Forma ChipMOS Taiwan Financial Forecasts

	2015E	2016E	2017E	2018E	2019E	2020E

Revenue	$626.2	$594.2	$674.4	$769.2	$810.5	$845.1
% Growth	(13.7%)	(5.1%)	13.5%	14.1%	5.4%	4.3%

Cost of Goods Sold	497.4	495.1	544.7	600.8	624.5	643.8
Cost of Goods Sold Adjustment[1]	(1.0)	(1.4)	(1.4)	(1.4)	(1.4)	(1.4)
	496.4	493.7	543.3	599.4	623.1	642.4

Gross Profit	$129.8	$100.5	$131.1	$169.9	$187.4	$202.7
% Margin	20.7%	16.9%	19.4%	22.1%	23.1%	24.0%

Operating Expenses
Research & Development	23.6	25.1	25.0	25.2	25.3	25.5
Sales & Marketing	3.0	2.5	2.4	2.3	2.2	2.2
General and Administrative[2]	21.0	19.1	24.0	27.3	28.2	28.8
Pro Forma Expense Adjustments[3]	2.0	2.0	2.7	3.0	3.4	3.7
Total Operating Expenses	49.6	48.6	54.1	57.8	59.1	60.2

Operating Income	$80.2	$51.9	$76.9	$112.1	$128.3	$142.4
% Margin	12.8%	8.7%	11.4%	14.6%	15.8%	16.9%

Other Non-Operating Income (Expense)
Interest Income		3.9	3.4	3.1	3.3	3.5
Interest Income Adjustment[4]		(0.2)	(0.3)	(0.3)	(0.3)	(0.3)
Foreign Exchange Gain (Loss)		0.0	0.0	0.0	0.0	0.0
Other Gain (Loss)		2.3	2.5	2.6	2.8	2.8
Other Gain (Loss) Adjustment[5]		(2.7)	(2.7)	(2.7)	(2.7)	(2.7)
Interest Expenses		(5.9)	(4.2)	(2.7)	(1.3)	(0.7)
Total Other Non-Operating Income (Expense)	6.2	(2.6)	(1.3)	0.1	1.7	2.6

Profit Before Taxes	$86.4	$49.3	$75.6	$112.1	$130.0	$145.1

Income Tax Expense	18.8	13.7	14.7	21.0	24.4	27.3
Income Tax Expense Adjustment[6]	0.0	(0.9)	(0.4)	(0.3)	(0.3)	(0.3)
Total Income Tax Expense	18.8	12.9	14.3	20.7	24.1	26.9
% Tax Rate	21.7%	26.1%	18.9%	18.4%	18.5%	18.6%

Consolidated Net Income	$67.7	$36.4	$61.3	$91.5	$105.9	$118.2
% Margin	10.8%	6.1%	9.1%	11.9%	13.1%	14.0%
Non-Controlling Interest	1.2	0.0	0.0	0.0	0.0	0.0

Net Income Available to ChipMOS Taiwan	$66.5	$36.4	$61.3	$91.5	$105.9	$118.2

Diluted Shares Outstanding	887.299	1,195.556	1,195.556	1,195.556	1,195.556	1,195.556
Pro Forma Shares Outstanding[7]	875.404	1,183.660	1,183.660	1,183.660	1,183.660	1,183.660

Diluted Earnings per Share	$0.08	$0.03	$0.05	$0.08	$0.09	$0.10

Operating Income	$80.2	$51.9	$76.9	$112.1	$128.3	$142.4
Depreciation	95.1	105.9	121.0	129.0	131.5	136.3
Amortization	0.1	0.1	0.1	0.1	0.1	0.1

EBITDA	$175.4	$157.8	$198.1	$241.1	$259.9	$278.9
% Margin	28.0%	26.6%	29.4%	31.3%	32.1%	33.0%

Capital Expenditures	$114.9	$131.8	$262.8	$117.7	$108.3	$134.6
% of Revenue	18.3%	22.2%	39.0%	15.3%	13.4%	15.9%

Adjustments	17.0%	$0.84
Merger Consultants		$2.24
Additional G&A adjustment per Grace		$0.94
Taiwan Adjustment		$1.94
Director Compensation Adjustment		$0.15

Source: ChipMOS Taiwan Management

Note: Pro Forma ChipMOS Taiwan Financial Forecasts represent projected financials for the company post-merger, where ChipMOS Taiwan is the remaining entity and excludes several IMOS specific expenses; 2015 financials converted using average historical exchange rate for 2015 of 31.730 NTD per USD and other projected financials converted using assumed exchange rate of 33.540 NTD per USD

[1]	COGS adjustment represents savings from inter-company royalty fee paid to IMOS
[2]	2016E General and Administrative expense excludes one-time merger expenses
[3]	Pro Forma Expense Adjustments include estimated additional expense of consolidating certain IMOS specific operating expenses and the newly issued ADS program
[4]	Represents interest income foregone on cash used in Merger
[5]	Represents adjustments for certain inter-company royalty payments and IMOS specific gains/losses
[6]	Represents tax impacts of various income statement adjustments assuming a 17% marginal tax rate
[7]	Reflects lower Pro Forma ChipMOS Taiwan shares as a result of the Merger Exchange Ratio